UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – May 16, 2019

ONCOR ELECTRIC DELIVERY COMPANY LLC

(Exact name of registrant as specified in its charter)

DELAWARE	333-100240	75-2967830
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1616 Woodall Rodgers Fwy., Dallas, Texas 75202

(Address of principal executive offices, including zip code)

Registrants’ telephone number, including Area Code – (214) 486-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

InfraREIT Mergers

On May 16, 2019, Oncor Electric Delivery Company LLC (“Oncor”) completed its previously announced acquisition of InfraREIT, Inc., a Maryland corporation (“InfraREIT”), and InfraREIT Partners, LP, a Delaware limited partnership (“InfraREIT Partners”) pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 18, 2018, by and among Oncor, 1912 Merger Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of Oncor (“Merger Sub”), Oncor T&D Partners, LP, a Delaware limited partnership and a wholly owned indirect subsidiary of Oncor (“Merger Partnership”), InfraREIT and InfraREIT Partners. Pursuant to the Merger Agreement, (i) InfraREIT merged with and into Merger Sub (the “Company Merger”), with Merger Sub continuing as the surviving company (the “Surviving Company”), and (ii) Merger Partnership merged with and into InfraREIT Partners (the “Partnership Merger” and, together with the Company Merger, the “Mergers”), with InfraREIT Partners continuing as the surviving entity (the “Surviving Partnership”). Subsequently, the Surviving Company was renamed “Oncor NTU Holdings Company LLC,” and the Surviving Partnership was renamed “Oncor NTU Partnership LP.”

In connection with the Mergers, (i) each share of common stock, par value $0.01 per share, of InfraREIT issued and outstanding was converted into the right to receive $21.00 per share in cash from Oncor, except that shares of InfraREIT common stock held, directly or indirectly, by Oncor, Merger Sub or Merger Partnership were automatically cancelled, and (ii) each limited partnership unit of InfraREIT Partners issued and outstanding was converted into the right to receive $21.00 per unit in cash from Oncor, except that units of InfraREIT Partners held, directly or indirectly, by the Surviving Company or Oncor were not affected and remain outstanding as units of the Surviving Partnership.

As previously disclosed, Oncor received a commitment letter (the “Equity Commitment Letter”), dated as of October 18, 2018, from Sempra Energy (“Sempra”), the indirect owner of 80.25 percent of Oncor’s outstanding membership interests, and certain indirect equityholders of Texas Transmission Investment LLC, the owner of 19.75 percent of Oncor’s outstanding membership interests (the “TTI Members,” and together with Sempra, the “Commitment Parties”). Pursuant to the Equity Commitment Letter, the Commitment Parties provided their pro rata share of capital contributions to Oncor in an aggregate principal amount of $1.330 billion to fund the cash consideration payable in the Mergers and the payment of related fees and expenses. Total cash consideration and expenses paid by Oncor in connection with the Mergers totaled approximately $1.33 billion (including approximately $1.275 billion representing the cash consideration, a $40.5 million management termination fee InfraREIT agreed to pay Hunt Consolidated, Inc. at closing and certain other transaction costs incurred by InfraREIT and its subsidiaries and paid by Oncor on their behalf), and Oncor funded such amounts with the capital contributions received from the Commitment Parties and proceeds received through the issuance of commercial paper.

In connection with the Mergers, Oncor also extinguished all of InfraREIT’s outstanding debt (which was held by certain of InfraREIT’s subsidiaries) totaling an aggregate principal amount of approximately $953.35 million as of May 16, 2019, $602.50 million of which amount was paid in full by Oncor on behalf of the respective debt holders in connection with the closing of the Mergers using proceeds from borrowings under the Term Loan Agreement (as defined below) discussed under “—Term Loan Agreement Borrowing” under Item 2.03 and the issuance of commercial paper, and $350.85 million of which amount was exchanged for senior secured notes issued by Oncor, as further described under “—Notes Exchange” under Item 2.03. As a result of these repayments and exchanges, all debt held by InfraREIT’s subsidiaries was extinguished in connection with the closing of the Mergers.

The foregoing discussion of the terms of the Merger Agreement and the transactions contemplated thereby is not complete and is subject to, and qualified in its entirety by reference to, the Merger Agreement, a copy of which was filed as Exhibit 2.1 to Oncor’s Current Report on Form 8-K with the U.S. Securities Exchange Commission on October 18, 2018 and incorporated herein by reference.

Asset Exchange

On May 16, 2019, immediately prior to the Company Merger, the transactions contemplated by the previously announced asset exchange (the “Asset Exchange”) pursuant to that certain Agreement and Plan of Merger (the “Asset Exchange Agreement”) by and among Oncor, Sharyland Distribution & Transmission Services, L.L.C. (“SDTS”), a wholly owned indirect subsidiary of InfraREIT, and Sharyland Utilities, L.P., a Texas limited partnership (“SU”), were completed. Additionally, immediately prior to the closing of the Asset Exchange, the equity interests and related economic interests in SDTS held by SU were cancelled. SDTS became a wholly owned, indirect subsidiary of Oncor in connection with the Mergers and was renamed “Oncor Electric Delivery Company NTU LLC.”

In connection with the Asset Exchange Agreement, pursuant to the joint survivor merger of SU and SDTS, (i) SDTS assumed certain of the electricity transmission and distribution-related assets and liabilities of SU (the “NTX Package”), and (ii) SU assumed certain of the electricity transmission and distribution-related assets and liabilities of SDTS (the “STX Package”). The NTX Package consisted of certain real property and other assets used in the electric transmission and distribution business in Central, North and West Texas, as well as equity interests in GS Project Entity, L.L.C., a Texas limited liability company, that was merged with and into SDTS. The STX Package consisted of certain real property and other assets used in the electric transmission and distribution business in the vicinity of the Texas-Mexico border, including certain real property and other assets that SDTS owned and leased to SU.

The Asset Exchange was structured to qualify, in part, as a simultaneous tax deferred like kind exchange of assets to the extent that the assets exchanged are of “like kind” (within the meaning of Section 1031 of the Internal Revenue Code). Pursuant to the Asset Exchange Agreement, SDTS paid approximately $13.18 million to SU to settle the difference between the sums of the net book value of the assets and liabilities exchanged and the net working capital amounts associated with the Asset Exchange.

The foregoing discussion of the terms of the Asset Exchange Agreement and the transactions contemplated thereby is not complete and is subject to, and qualified in its entirety by reference to, the Asset Exchange Agreement, a copy of which was filed as Exhibit 2.2 to Oncor’s Current Report on Form 8-K with the U.S. Securities Exchange Commission on October 18, 2018 and incorporated herein by reference.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

Notes Exchange

As previously reported, on May 3, 2019, Oncor entered into a Note Purchase Agreement (the “Prudential Note Purchase Agreement”) with The Prudential Insurance Company of America and certain of its affiliates (the “Prudential Holders”) which provided for the exchange of certain existing senior notes held by the Prudential Holders and issued by InfraREIT’s subsidiaries, SDTS and Transmission and Distribution Company, L.L.C. (“TDC”), for newly issued Oncor senior notes. Upon the effective time of the Mergers, Oncor issued (i) $86,711,551.03 aggregate principal amount of newly issued Oncor 6.47% Senior Notes, Series A, due September 30, 2030 (the “2030 Notes”), in exchange for a like principal amount of SDTS’s 6.47% Senior Notes due September 30, 2030, (ii) $37,761,590.15 aggregate principal amount of newly issued Oncor 7.25% Senior Notes, Series B, due December 30, 2029 (the “2029 Notes,”) in exchange for a like principal amount of SDTS’s 7.25% Senior Notes due December 30, 2029, and (iii) $14,375,000 aggregate principal amount of newly issued Oncor 8.5% Senior Notes, Series C, due December 30, 2020 (the “2020 Notes” and, together with the 2030 Notes and the 2029 Notes, the “New Prudential Notes”) in exchange for a like principal amount of TDC’s 8.5% Senior Notes due December 30, 2020.

As previously reported, on May 6, 2019, Oncor entered into a Note Purchase Agreement (the “AB Note Purchase Agreement” and, together with the Prudential Note Purchase Agreement, the “Note Purchase Agreements”) with the purchasers named therein (the “AB Holders”) which provided for the exchange of certain existing senior notes of SDTS held by the AB Holders for newly issued Oncor senior notes. Upon the effective time of the Mergers, Oncor issued (i) $174,000,000.00 aggregate principal amount of newly issued Oncor 3.86% Senior

Notes, Series A, due December 3, 2025 (the “2025 Notes”), in exchange for a like principal amount of SDTS’s 3.86% Senior Notes due December 3, 2025 (the “Prior 2025 Notes”), and (ii) $38,000,000.00 aggregate principal amount of newly issued Oncor 3.86% Senior Notes, Series B, due January 14, 2026 (the “2026 Notes,” and together with the New Prudential Notes and the 2025 Notes, the “New Notes”) in exchange for a like principal amount of SDTS’s 3.86% Senior Notes due January 14, 2026 (the “Prior 2026 Notes” and together with the Prior 2025 Notes, the “Prior AB Notes”).

Oncor received no proceeds from the issuance of the New Notes. Upon the effective time of the Mergers, Oncor paid approximately $311.51 million to the holders of the Prior AB Notes who did not enter into the AB Note Purchase Agreement, consisting of $288.00 million in principal, $4.76 million in interest and approximately $18.75 million in make-whole fees, which payment discharged all obligations of SDTS with respect to the Prior AB Notes.

Oncor’s obligations under the New Notes are secured by a lien on all property acquired or constructed by Oncor for the transmission and distribution of electric energy, mortgaged as described under the Deed of Trust, Security Agreement and Fixture Filing (as amended, the “Deed of Trust”) dated as of May 15, 2008, from Oncor to The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York Mellon, formerly The Bank of New York), as collateral agent (the “Collateral Agent”).

The 2030 Notes bear interest at a rate of 6.47% per annum and mature on September 30, 2030, the 2029 Notes bear interest at a rate of 7.25% per annum and mature on December 30, 2029, and the 2020 Notes bear interest at a rate of 8.5% per annum and mature on December 30, 2020. Interest and the applicable principal prepayment for the New Prudential Notes will be payable in cash on March 30, June 30, September 30 and December 30 of each year, commencing on June 30, 2019, in accordance with the respective amortization schedule for each set forth in the Prudential Note Purchase Agreement.

The 2025 Notes bear interest at a rate of 3.86% per annum and mature on December 3, 2025, with interest on the 2025 Notes payable in cash on June 3 and December 3 of each year. The 2026 Notes bear interest at a rate of 3.86% per annum and mature on January 14, 2026, with interest on the 2026 Notes payable in cash on January 14 and July 14 of each year.

The Note Purchase Agreements provide for optional prepayment and make-whole payments. Additionally, the Note Purchase Agreements contain customary restrictive covenants and events of default.

The foregoing discussions of the terms of the Prudential Note Purchase Agreement and the AB Note Purchase Agreement, and the transactions contemplated thereby, are not complete and are subject to, and qualified in their entirety by reference to, the Prudential Note Purchase Agreement and AB Note Purchase Agreement, copies of which were filed as Exhibits 10.1 and 10.2, respectively, to Oncor’s Current Report on Form 8-K filed with the U.S. Securities Exchange Commission on May 7, 2019 and incorporated herein by reference. The above descriptions are further qualified in their entirety by reference to the Deed of Trust. A copy of the Deed of Trust was filed by Oncor as an exhibit to its Form 10-Q filed May 15, 2008, the First Amendment to the Deed of Trust dated March 2, 2009 between Oncor and the Collateral Agent was filed by Oncor as an exhibit on its Form 10-K filed March 3, 2009, the Second Amendment to the Deed of Trust dated September 3, 2010 between Oncor and the Collateral Agent was filed by Oncor as an exhibit on its Form 8-K filed September 3, 2010, and the Third Amendment to the Deed of Trust dated November 10, 2011 between Oncor and the Collateral Agent was filed by Oncor as an exhibit to its Form 8-K filed November 15, 2011, which are incorporated by reference herein.

Term Loan Agreement Borrowing

As previously reported, on May 9, 2019, Oncor entered into a Term Loan Credit Agreement (the “Term Loan Agreement”) between Oncor, as borrower, and Barclays Bank PLC, as lender and administrative agent (“Barclays”). The Term Loan Agreement provides for a term loan credit facility in an aggregate principal amount of up to $600.00 million. The Term Loan Agreement matures on November 9, 2019, and the proceeds of any term loans made under the Term Loan Agreement may only be used to finance the repayment of indebtedness owed by InfraREIT or its affiliates and to pay expenses and fees related to the Mergers. On May 15, 2019, Oncor borrowed $600.00 million under the Term Loan Agreement and used the proceeds towards payment of, at closing of the Mergers, all amounts outstanding under SDTS’s term loan (consisting of approximately $200.00 million principal amount, plus accrued interest and termination related fees and expenses), all amounts outstanding under the revolving credit facilities of SDTS and InfraREIT Partners (consisting of approximately $114.68 million principal amount in the aggregate, plus accrued interest and termination related fees and expenses), and amounts due to the holders of the Prior AB Notes who did not enter into the AB Note Purchase Agreement to fully discharge SDTS’s obligations with respect to the Prior AB Notes (totaling approximately $311.51 million in the aggregate for principal, interest and make-whole premium amounts). Oncor’s borrowing under the term loan bears interest at a per annum rate equal to LIBOR plus 0.65% until August 7, 2019, and LIBOR plus 0.90% on or after August 7, 2019.

The foregoing discussion of the terms of the Term Loan Agreement is not complete and is subject to, and qualified in its entirety by reference to, the Term Loan Agreement filed as Exhibit 10.1 to Oncor’s Current Report on Form 8-K filed on May 13, 2019.

ITEM 7.01. REGULATION FD DISCLOSURE.

On May 16, 2019, Oncor, InfraREIT, and Sempra issued a joint press release announcing the completion of the Mergers and the Asset Exchange. The press release is furnished herewith as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information presented herein under Item 7.01 and set forth in the attached Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and is not to be incorporated by reference into any filing of Oncor under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits. The following exhibits are included herewith:

Exhibit Number	Description

99.1	Joint Press Release of Oncor Electric Delivery Company LLC, InfraREIT, Inc. and Sempra Energy, issued May 16, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ONCOR ELECTRIC DELIVERY COMPANY LLC

By:	/s/ Kevin R. Fease
Name:	Kevin R. Fease
Title:	Vice President and Treasurer

Dated: May 16, 2019